UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 4, 2006

Capital One Auto Receivables, LLC

Capital One Auto Finance Trust 2006-B

Capital One Auto Finance, Inc.

(Exact Name of Registrant, Issuing Entity and Sponsor as Specified in their respective Charters)

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

333-128722 333-128722-03	31-1750007 51-6577763
(Commission File Number)	(Registrant’s and Issuing Entity’s I.R.S. Employer Identification No.)

140 E. Shore Drive, Room 1052-D Glen Allen, Virginia	23059
(Address of Principal Executive Offices)	(Zip Code)

(804) 290-6736

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6. Asset Backed Securities

Item 6.02. Change of Servicer or Trustee.

On October 1, 2006, the sale by JPMorgan Chase Bank, NA. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed. As a result of this sale, on October 1, 2006 The Bank of New York became the successor Indenture Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the Registrant on August 1, 2006 (the “Prospectus Supplement”).

The Bank of New York is a New York banking corporation and will act as the Indenture Trustee under the transaction documents. The Bank of New York has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of motor vehicle receivables.

The Prospectus Supplement sets forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R.¶¶ 229.1109 (c) - (f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2006	CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/s/ Albert Ciafre
	Name:	Albert Ciafre
	Title:	Assistant Vice President